AGREEMENT AND PLAN OF MERGER

                           DATED AS OF APRIL 11, 2000

                                  BY AND AMONG

                               MARGO CARIBE, INC.,

                        ITRACT ACQUISITION COMPANY, LLC,

                                  ITRACT, INC.

                                   ITRACT, LLC

                                       AND

                  INTERNATIONAL COMMERCE EXCHANGE SYSTEMS, INC.

                         AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") dated as of April 11, 2000, by and among MARGO CARIBE, INC., a Puerto Rico corporation ("MARGO"); iTRACT INC., a Delaware corporation ("PURCHASER"); iTRACT ACQUISITION COMPANY, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Purchaser ("PURCHASER SUBSIDIARY"); iTRACT, LLC, a Delaware limited liability company ("iTRACT"); and INTERNATIONAL COMMERCE EXCHANGE SYSTEMS, INC., a Delaware corporation ("ICES").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Boards of Directors of Margo and Purchaser, and the managers of Purchaser Subsidiary and iTract, have determined that it is in the best interests of each such company and its respective stockholders and members for Purchaser Subsidiary to merge with and into iTract (the "iTRACT MERGER") upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the Boards of Directors of Margo and Purchaser have adopted resolutions approving this Agreement and the transactions contemplated hereby;

                  WHEREAS, the managers and a majority of the members of Purchaser Subsidiary and iTract have adopted resolutions approving this Agreement and the transactions contemplated hereby pursuant to Section 18-209 of the Delaware Limited Liability Company Act;

                  WHEREAS, the parties to this Agreement intend that the iTract Merger shall qualify as an exchange within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended;

                  WHEREAS, ICES is the indirect beneficial owner of approximately 78% of the outstanding interests in iTract; and

                  WHEREAS, prior to the Effective Time (as defined below), Margo will reincorporate in Delaware by merging with and into Purchaser.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto do hereby agree as follows:

         1.       CERTAIN DEFINITIONS.
                  -------------------

                     1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified or referred to below (terms defined in the singular to have the correlative meaning in the plural and VICE VERSA):

                  "ACT" shall mean the Delaware Limited Liability Company Act.

                  "AFFILIATE" of any Person shall mean any Person which, directly or indirectly, controls or is controlled by that Person, or is under common control with that Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

                  "AGREEMENT" shall have the meaning set forth in the recitals.

                  "ALTERNATIVE TRANSACTION" shall have the meaning set forth in
Section 9.8.

                  "ASSET SALE" shall have the meaning set forth in Section 6.4.

                  "BUSINESS DAY" shall mean any day that is not a Saturday or a Sunday or a day on which banks located in New York City are authorized or required to be closed.

                  "CLOSING" shall have the meaning set forth in Section 3.1.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended. All citations to the Code or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

                  "CONTEMPLATED TRANSACTIONS" shall mean the iTract Merger, the Reincorporation Merger and the Asset Sale, and the execution, delivery and performance of and compliance with this Agreement and all other agreements to be executed and delivered pursuant to this Agreement.

                  "CONTRACT" shall have the meaning set forth in Section 4.15.

                  "EFFECTIVE TIME" shall mean the date and time of consummation of the iTract Merger, as evidenced by the filing of a certificate of merger with the Secretary of State of the State of Delaware.

                  "ENCUMBRANCE" shall mean any security interest, pledge, mortgage, lien, charge, encumbrance, license, easement, right-of-way, adverse claim, preferential arrangement or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

                  "ENVIRONMENTAL LAWS" shall mean any Law, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the date hereof; the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss 6901 ET SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss 6901 ET SEQ.; the Clean Water Act, 33 U.S.C. ss.ss 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. ss.ss 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. ss.ss 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. ss.ss 300f ET SEQ.; the Atomic Energy Act, 42 U.S.C. ss.ss 2011 ET SEQ.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss 136 ET SEQ.; the Federal Food, Drug and Cosmetic Act, 21 U.S.C. ss.ss 301 ET SEQ.; and the Puerto Rico Public Policy Environmental Act, 12 LPRA ss.ss 1121 ET SEQ.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations and publications thereunder.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "GAAP" shall mean generally accepted accounting principles in the United States.

                  "GOVERNMENTAL BODY" shall mean any United States federal, state or local, Puerto Rico, or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

                  "HAZARDOUS MATERIALS" shall mean (a) petroleum and petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls, and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants" or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substances exposure to which is regulated by any Governmental Body.

                  "ICES" shall mean International Commerce Exchange Systems, Inc., a Delaware corporation.

                  "INTELLECTUAL PROPERTY" shall mean any and all United States and foreign: (a) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (b) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (c) national (including, but not limited to the United States) and multinational statutory invention registrations, patents (including but not limited to design patents), patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (d) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered and regardless of where used, including but not limited to all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by international treaties or conventions, (e) copyrights (including but not limited to copyrights on designs) (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by any national law, international treaties or conventions, (f) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (g) trade secrets and confidential, technical and business information (including but not limited to ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (h) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (i) any right arising under any law providing protection to industrial or other designs, (j) copies and tangible embodiments of all the foregoing, in whatever form or medium, (k) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (l) all rights to sue or recover and retain damages and costs and attorneys fees for present and past infringement of any of the foregoing.

                  "IRS" means the Internal Revenue Service.

                  "iTRACT" shall mean iTract, LLC, a Delaware limited liability company.

                  "iTRACT APPROVALS" shall have the meaning set forth in Section 4.5.

                  "iTRACT ASSETS" shall have the meaning set forth in Section 4.7(b).

                  "iTRACT INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 4.9.

                  "iTRACT LICENSES" shall have the meaning set forth in Section 4.17(a).

                  "iTRACT MERGER" shall mean the merger of Purchaser Subsidiary with and into iTract, as contemplated by this Agreement.

                  "iTRACT PLANS" shall have the meaning set forth in Section 4.13(a).

                  "iTRACT RECENT BALANCE SHEET: shall have the meaning set forth in Section 4.6(c).

                  "iTRACT UNITS" shall have the meaning set forth in Section 2.3(a).

                  "LAWS" shall mean all federal, state, local, regional, municipal or foreign laws, statutes, regulations, ordinances, codes, decrees, judgments, orders or other legal requirements and shall include the Laws of Puerto Rico.

                  "LEASES" shall have the meaning set forth in Section 4.8

                  "MATERIAL ADVERSE EFFECT" shall mean, when used in connection with any Person, any change, effect, event, occurrence, condition or development that is or is reasonably likely to be materially adverse to (i) the business, assets, liabilities, properties, results of operations, prospects or condition (financial or otherwise) of such Person (excluding industry and general economic changes) or (ii) the ability of such Person to perform its obligations under this Agreement.

                  "MARGO" shall mean Margo Caribe, Inc., a Puerto Rico corporation.

                  "MARGO APPROVALS" shall have the meaning set forth in Section 5.5.

                  "MARGO FINANCIAL STATEMENTS" shall have the meaning set forth in Section 5.7.

                  "MARGO LICENSES" shall have the meaning set forth in Section 5.10.

                  "MARGO PLANS" shall have the meaning set forth in Section 5.9.

                  "MARGO RECENT BALANCE SHEET" shall have the meaning set forth in Section 5.7(b).

                  "MARGO SEC DOCUMENTS" shall have the meaning set forth in
Section 5.7(a).

                  "MAXIMUM PURCHASER SHARES" shall have the meaning set forth in
Section 2.4.

                  "MEMBERS" shall mean the members of iTract prior to the Effective Time.

                  "MERGER CONSIDERATION" shall have the meaning set forth in
Section 2.4.

                  "NASDAQ" shall mean The Nasdaq Stock Market, Inc.

                  "NASDAQ LISTING" shall have the meaning set forth in Section 6.5.

                  "NURSERY BUSINESS ASSETS" shall mean all assets, other than cash and cash equivalents, owned or used by Margo or its Subsidiaries in connection with any of the businesses presently conducted by any of them and shall include the capital stock of Margo's Subsidiaries owned by Margo other than Purchaser and Purchaser Subsidiary.

                  "PARTY" shall mean any of Margo, Purchaser, Purchaser Subsidiary, iTract, the Members, and ICES.

                  "PERMITTED ENCUMBRANCES" shall have the meaning set forth in
Section 4.7(b).

                  "PERSON" shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, association, unincorporated organization, other entity or Governmental Body.

                  "P.R. INTERNAL REVENUE CODE" shall mean the Puerto Rico Internal Revenue Code of 1994, as amended. All citations to the Puerto Rico Internal Revenue Code shall include any amendments or any substitute or successor provisions thereto.

                  "PURCHASER" shall mean iTract Inc., a Delaware corporation and wholly-owned subsidiary of Margo prior to the Effective Time.

                  "PURCHASER COMMON STOCK" shall mean the common stock, par value $.001 per share, of Purchaser.

                  "PURCHASER SHARES" shall have the meaning set forth in Section 2.4.

                  "PURCHASER SUBSIDIARY" shall mean iTract Acquisition Company, LLC, a Delaware limited liability company.

                  "REGISTRATION STATEMENT" shall have the meaning set forth in
Section 6.2.

                  "REINCORPORATION MERGER" shall mean the merger of Margo with and into Purchaser, with Purchaser as the surviving corporation of such merger.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "STOCKHOLDER APPROVAL" shall have the meaning set forth in
Section 6.6. on

                  "SUBSIDIARY" shall mean with respect to any specified Person, any other Person (a) whose board of directors or similar governing body, or a majority thereof, may presently be directly or indirectly elected or appointed by such specified Person, (b) whose management decisions and corporate actions are directly or indirectly subject to the present control of such specified Person, or (c) whose voting securities or equity securities are more than fifty percent (50%) owned, directly or indirectly, by such specified Person.

                  "SURVIVING LLC" shall have the meaning set forth in Section
2.1.

                  "TAXES" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any Governmental Body and shall include any transferee liability in respect of Taxes.

                  "TAX RETURNS" means any federal, state, local, Puerto Rico, or foreign return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Body in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

         1.2 REFERENCES TO DOLLARS. References to dollars or "$" in this Agreement shall mean United States dollars.

2.       THE iTRACT MERGER.
         ------------------

         2.1 THE iTRACT MERGER. Upon the terms and subject to the conditions of this Agreement, and in accordance with the provisions of the Act, Purchaser Subsidiary shall be merged with and into iTract as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles 7 and 8 hereof. Following the iTract Merger, iTract shall continue as the surviving limited liability company (the "SURVIVING LLC") under its current name and shall continue its existence under the laws of the State of Delaware and the separate existence of Purchaser Subsidiary shall thereupon cease. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, by virtue of the iTract Merger and without further act or deed, all properties, rights, privileges, powers and franchises of iTract and Purchaser Subsidiary shall vest in the Surviving LLC, and all debts, liabilities, obligations and duties of iTract and Purchaser Subsidiary shall become the debts, liabilities, obligations and duties of the Surviving LLC.

         2.2 CONSUMMATION OF THE iTRACT MERGER AND EFFECTIVE TIME. The iTract Merger shall be effected by the filing of a certificate of merger with the Secretary of State of the State of Delaware in the form of EXHIBIT A to this Agreement (the "CERTIFICATE OF MERGER"), pursuant to Section 18-209 of the Act. Subject to the terms and conditions of this Agreement, the Parties hereto shall take all other actions as may be required by Law to make the iTract Merger effective.

         2.3 CONVERSION OR CANCELLATION OF UNITS. The manner of converting or canceling membership interests of iTract or Purchaser Subsidiary in the iTract Merger shall be as follows. At the Effective Time;

                  (a) The units of membership interest of iTract (the "iTRACT UNITS") issued and outstanding immediately prior to the Effective Time shall, by virtue of the iTract Merger and without any action on the part of the holders thereof, be converted into the right to receive the Merger Consideration. At the Effective Time, all iTract Units shall, by virtue of the iTract Merger and without any action on the part of the holders thereof, no longer be outstanding and shall be canceled and retired and shall cease to exist.

                  (b) Each of Purchaser Subsidiary's units of membership interest issued and outstanding immediately prior to the Effective Time shall, by virtue of the iTract Merger and without any action on the part of the holder thereof, be converted into one unit of membership interest of the Surviving LLC.

         2.4 MERGER CONSIDERATION. The "MERGER CONSIDERATION" shall mean the number of shares of Purchaser Common Stock equal to the difference between: (i) Maximum Purchaser Shares (as defined below); and (ii) the number of shares of Purchaser Common Stock that will be the subject of Purchaser Options pursuant to
Section 2.5 below. Each Member shall be entitled to receive its pro rata share of the Merger Consideration (rounded to the nearest whole number of shares of Purchaser Common Stock) based on the proportion that the iTract Units held by such Member immediately prior to Effective Time bears to the total number of issued and outstanding iTract Units at the Effective Time. The Maximum Purchaser Shares shall mean the product of: (i) 0.868; and (ii) the quotient obtained by dividing the sum of (aa) the number of shares of Purchaser Common Stock outstanding immediately prior to the Effective Time, and (bb) the number of shares of Purchaser Common Stock underlying all options, warrants and any other securities convertible into shares of Purchaser Common Stock which are outstanding immediately prior to the Effective Time, by 0.132. The shares of the Purchaser Common Stock which constitute the Merger Consideration are referred to as the "PURCHASER SHARES."

         2.5 CONVERSION OF iTRACT OPTIONS. All of the options and warrants to purchase iTract Units (the "iTRACT OPTIONS") outstanding immediately prior to the Effective Time shall, by virtue of the iTract Merger and without any further action on the part of iTract or the holders of such options or warrants, be converted into options or warrants to acquire shares of the Purchaser Common Stock (the "Purchaser Options"). Each Purchaser Option issued in exchange for an iTract Option shall be exercisable for that whole number of shares of Purchaser Common Stock (to the nearest whole share) that a holder of the number of iTract Units subject to such iTract Option immediately prior to the Effective Time would be entitled to receive under Section 2.4 hereof. The aggregate purchase price for the shares of Purchaser Common Stock subject to each Purchaser Option issued in exchange for an iTract Option shall be the same as the aggregate purchase price for the iTract Units subject to the corresponding iTract Option immediately prior to the Effective Time. Purchaser agrees that as soon as practicable after the Effective Time it will cause to be filed one or more registration statements on Form S-8 under the Securities Act in order to register the shares of Purchaser Common Stock issuable upon exercise of the converted iTract Options (if such shares may be registered on Form S-8).

         2.6 CERTIFICATE OF FORMATION AND LIMITED LIABILITY COMPANY AGREEMENT. The Certificate of Formation of iTract shall be and remain the Certificate of Formation of the Surviving LLC. On the Effective Date, the limited liability company agreement of the Surviving LLC shall be in the form annexed hereto as EXHIBIT B.

         2.7      MANAGERS AND OFFICERS.
                  ---------------------

                 (a) At the Effective Time, the managers and officers of the Surviving LLC shall be the managers and officers of iTract immediately prior to the Merger.

                  (b) At the Effective Time, the directors and officers of the Purchaser shall resign as directors and officers of the Purchaser and shall appoint as their successors the Persons to be designated by iTract.

3.       THE CLOSING.
         -----------

         3.1      CLOSING.
                  --------

                  (a) Unless this Agreement shall have been terminated pursuant to Section 10.1, a closing of the iTract Merger (the "Closing") will be held at the offices of Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036, five (5) Business Days after the date on which the conditions set forth in Sections 7 and 8 shall be satisfied or duly waived (or such other place and date as Purchaser and iTract may agree in writing).

                  (b)      At the Closing:

                           (1) iTract and the Members, as applicable, shall deliver to Purchaser or Purchaser Subsidiary, as applicable, all documents contemplated by Article 7, to the extent not theretofore delivered.

                           (2) Purchaser or Purchaser Subsidiary, as applicable, shall deliver to iTract all documents contemplated by
                           Article 8, to the extent not theretofore delivered.

                           (3) Purchaser shall deliver to the Members certificates representing the Purchaser Shares.

4.       REPRESENTATIONS AND WARRANTIES OF iTRACT .
         -----------------------------------------

         iTract represents and warrants to Margo, Purchaser and Purchaser Subsidiary as follows:

         4.1 ORGANIZATION AND GOOD STANDING. iTract is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. iTract has all requisite corporate power to own, operate and lease its properties and carry on its business as the same is now being conducted and as currently proposed to be conducted. Complete and correct copies of the certificate of formation and limited liability company agreement of iTract as currently in effect have been delivered to Margo. iTract has no Subsidiaries nor does it own any equity interest in, or control directly or indirectly, any other entity.

         4.2      CAPITALIZATION OF iTRACT.
                  ------------------------

                  (a) iTract has issued 10,728,700 iTract Units, all of which are fully paid and non-assessable. Except as set forth on SCHEDULE 4.2(A), there are no outstanding subscriptions, options, rights, warrants, convertible securities, pre-emptive rights or other agreements (other than this Agreement) or calls, demands or commitments of any kind relating to the issuance, sale or transfer of any membership interests or other equity securities of iTract, whether directly or upon the exercise or conversion of other securities. There are no outstanding contractual obligations of iTract to repurchase, redeem or otherwise acquire any interests in iTract or to provide funds to, or make any investments (in the form of a loan, capital contribution or otherwise), in any other Person. All of the outstanding iTract Units were issued in compliance with all applicable federal and state securities laws.

                  (b) SCHEDULE 4.2(B) sets forth the name of each Person owning iTract Units and the number of iTract Units owned by such Person.

         4.3 AUTHORITY RELATIVE TO AGREEMENT. iTract has all requisite power and authority, to execute, deliver and perform its obligations under this Agreement, and has taken all action necessary in order to execute and deliver this Agreement and to consummate the Contemplated Transactions. This Agreement has been duly executed and delivered by iTract. This Agreement constitutes the valid and binding obligation of iTract, enforceable against iTract in accordance with its terms, subject to laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights).

         4.4 ABSENCE OF CONFLICT. Neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will (a) violate, conflict with, result in a material breach or termination of, constitute a default under or give rise to a right to terminate or accelerate (or an event which, with notice or lapse of time or both, would constitute the same) (i) any material agreement, commitment, deed of trust, indenture, lease, mortgage or other instrument to which iTract is a party or by which any of its properties or assets is bound, (ii) the certificate of formation or limited liability company agreement of iTract, or (iii) any Law, order of a Governmental Body or any other restriction of any kind or character applicable to iTract or any of its properties or assets, or (b) result in the creation or imposition of any Encumbrance upon any properties or assets of iTract under any material agreement or commitment to which iTract is a party or by which iTract or its properties or assets may be bound, except, in each of the foregoing cases, for such items as would not constitute a Material Adverse Effect with respect to iTract.

         4.5 CONSENTS AND APPROVALS; EFFECT OF CHANGE IN CONTROL. SCHEDULE 4.5 sets forth a complete list of all consents, waivers, registrations, certificates, approvals, grants, franchises, concessions, permits, licenses, exceptions or authorizations of, or declarations or filings with, or notices or reports to, (a) any Governmental Body and (b) any other Person (including, but not limited to, any party to a Contract or other agreement or commitment of iTract) (collectively, the "iTRACT APPROVALS"), which iTract must obtain or make in order to consummate the Contemplated Transactions. All iTract Approvals have been obtained and are in full force and effect, and Purchaser is in full compliance with each of such iTract Approvals.

         4.6      FINANCIAL STATEMENTS.
                  --------------------

                  (a) Attached to this Agreement as SCHEDULE 4.6(A) are true and correct copies of the statements of operations and cash flows of iTract for the period from inception through June 30, 1999, for the six month period ended December 31, 1999 and for the eight month period ended February 29, 2000, and balance sheets as of June 30, 1999, December 31, 1999 and February 29, 2000 (collectively the "iTRACT FINANCIAL STATEMENTS").

                  (b) The iTract Financial Statements comply as to form in all material respects with applicable accounting requirements and have been prepared in conformity with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by the rules and regulations of the SEC) and present fairly, in all material respects, the financial position of iTract at the dates thereof and the results of its operations and cash flows for the periods then ended (subject in the case of unaudited interim financial statements to normal recurring year-end audit adjustments).

                  (c) Except as set forth in SCHEDULE 4.6(C), iTract does not have any liabilities or obligations (whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due) that were not fully reflected or reserved against in the balance sheet of iTract as of February 29, 2000 (the "iTRACT RECENT BALANCE SHEET") except for non-material liabilities and obligations incurred in the ordinary course of business and consistent with past practice (in nature and scope) since the date thereof. The reserves reflected in the iTract Recent Balance Sheet are adequate, appropriate and reasonable and the reserves reflected in the iTract Recent Balance Sheet are in accordance with GAAP consistently applied. Since the date of the iTract Recent Balance Sheet, there has been no change in the business, operations or financial condition of iTract which has or could reasonably be expected to have a Material Adverse Effect with respect to iTract.

         4.7      TITLE TO PROPERTY; SUFFICIENCY; ENCUMBRANCES.
                  --------------------------------------------

                  (a) iTract has never owned any real property.

                  (b) Except for those properties or assets leased by iTract (each of which is listed in Schedule 4.8(a)), or as disclosed in SCHEDULE 4.7(B), iTract owns all the properties and assets used in the conduct of its business and, with respect to contract rights, is a party to and enjoys the right to the benefits of all material contracts, agreements and other arrangements used by iTract in the conduct of its business (all such properties, assets and contract rights being the "iTRACT ASSETS"). iTract has good and marketable title to all the iTract Assets, free and clear of all Encumbrances, except for Permitted Encumbrances. As used herein, "PERMITTED ENCUMBRANCES" means (i) statutory liens for current taxes or assessments not yet due or delinquent, and (ii) those Encumbrances disclosed on SCHEDULE 4.7(B).

                  (c) Following the consummation of the Contemplated Transactions, the Surviving LLC will continue to own the iTract Assets without incurring any penalty or other adverse consequence, including, without limitation, any increase in royalties, or licenses or other fees imposed as a result of, or arising from, the consummation of the Contemplated Transactions. Immediately following the Effective Time, the Surviving LLC shall own and possess all documents, books, records, agreements and financial data of any sort used by iTract in the conduct of its business.

         4.8      LEASED PROPERTY.
                  ---------------

                  (a) SCHEDULE 4.8 sets forth a true and complete list of each lease under which iTract is a lessee or lessor (each, a "LEASE"). iTract has delivered to Purchaser complete and correct copies of each such Lease. Each such Lease is a valid and binding obligation of iTract, enforceable in accordance with its terms, is in full force and effect, and except as set forth on SCHEDULE 4.8, upon consummation of the Contemplated Transactions, will continue to entitle the Surviving LLC to the use and possession of the property specified in such lease for the purposes for which such property is now being used by iTract, without incurring any penalty or other adverse consequence, including without limitation, any increase in rentals or other fees imposed as a result of or arising from the consummation of the Contemplated Transactions.

                  (b) There is not under any of such Leases any material default or any claim of a material default by iTract.

         4.9      INTELLECTUAL PROPERTY RIGHTS.
                  ----------------------------

                  (a) SCHEDULE 4.9 sets forth a list and brief description of all Intellectual Property owned or licensed or used or held for use by iTract, specifying as to each, as applicable: (i) the nature of such right, (ii) the owner of such right and (iii) the jurisdiction in which registration has been issued or applied for with respect to such right, including the respective registration or application numbers. iTract owns or possesses adequate licenses or rights to use all Intellectual Property necessary to the conduct of its business as presently conducted and as proposed to be conducted as of the date hereof, and no claim is pending or, to the knowledge of iTract, threatened to the effect that the operations of iTract infringe upon or conflict with the asserted rights of any other Person under any Intellectual Property and, to the knowledge of iTract, there is no reasonable basis for any such claim (whether or not pending or threatened). No claim is pending or, to the knowledge of iTract, threatened to the effect that any such Intellectual Property owned or licensed by iTract or by which iTract otherwise has the right to use, is invalid or unenforceable by iTract, and, to the knowledge of iTract, there is no reasonable basis for any such claim (whether or not pending or threatened). iTract has taken reasonable steps to establish and maintain the confidentiality of all manufacturing processes, formulae, trade secrets, customers lists and know how of iTract, and, to the knowledge of iTract, all such items have remained confidential. SCHEDULE 4.9 also contains a list of all licenses and sublicenses and all consulting software development and other agreements relating to any Intellectual Property of iTract, including the identity of all parties thereto. iTract is not nor will it be as a result of the execution and delivery of this Agreement and the consummation of the Contemplated Transactions, in violation of any license, sublicense or agreement described in SCHEDULE 4.9.

                  (b) The Intellectual Property owned by iTract or, for which iTract is the exclusive licensee, are free and clear of all liens and encumbrances of every nature, are not currently being challenged in any way, have not lapsed or expired, and are not involved in any pending or, to the knowledge of iTract, threatened interference proceedings. SCHEDULE 4.9 sets forth all challenges to or any pending or threatened interference proceedings relating to Intellectual Property known to iTract.

                  (c) Neither iTract nor any of its Affiliates has during the preceding 5 years been sued or charged in writing with or have been a defendant in any claim, suit, action or proceeding that involved a claim of infringement of any of the Intellectual Property of iTract. iTract has no knowledge of any other claim of infringement by iTract and no knowledge of any continuing unauthorized use, misappropriation or infringement by any party of any Intellectual Property of iTract. No Intellectual Property of iTract is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by iTract or restricting the licensing thereof by iTract to any other party. Other than as set forth in SCHEDULE 4.9, iTract has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property of iTract.

                  (d) As of April 18, 2000, none of the present or former employees, officers and directors of iTract or their Affiliates will own, directly or indirectly, in whole or in part, any Intellectual Property of iTract or application therefor as set forth in SCHEDULE 4.9.

         4.10 LITIGATION. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened against or involving iTract, which questions or challenges the validity of this Agreement or the Contemplated Transactions, and iTract has not received any notice of any event or occurrence which could result in any such action, suit, inquiry, proceeding or investigation nor, to the knowledge of iTract, is there any valid basis for any such action, suit, inquiry, proceeding or investigation.

         4.11 TAX MATTERS. iTract elected to be treated as a partnership for federal income tax purposes upon its inception and has not changed such election since such time. Except as set forth on SCHEDULE 4.11, all Tax Returns required to be filed by iTract on or before the Effective Time by or on behalf of or with respect to iTract have been or will be timely filed on or before the Effective Time in accordance with all applicable laws. iTract is not delinquent in the payment of any Tax nor has iTract requested any extension of time within which to file any Tax Return, which Return has not since been timely filed. No deficiency for any Tax or claim for additional Taxes has been proposed, asserted or assessed by any Governmental Body against iTract. There is no audit, action, suit, claim, proceeding or, any investigation or inquiry, whether formal or informal, public or private, now pending or, to the knowledge of iTract, threatened against or with respect to iTract in respect of any Tax. There are no liens for Taxes upon the assets of iTract except liens for current Taxes not yet due.

         4.12 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1999, except as set forth in SCHEDULE 4.12, iTract has conducted its business only in the ordinary course and there has not been:

                  (i) any material adverse change in the financial condition, operations, properties, assets, liabilities or business of iTract;

                  (ii) any material damage, destruction or loss of any material properties of iTract; and

                  (iii) any occurrence not included in paragraphs (i) through
(ii) of this Section which has resulted or, in which iTract has reason to believe could reasonably be expected to result, in a Material Adverse Effect.

         4.13     EMPLOYEE BENEFITS; EXECUTIVE OFFICERS; LABOR.
                  --------------------------------------------

                  (a) No employees of iTract are covered by collective bargaining agreements or are members of unions. SCHEDULE 4.13 sets forth a true and complete list of all written executive compensation plans, bonus plans, incentive compensation plans, deferred compensation plans or agreements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase plans, group life insurance, hospitalization insurance, severance or other employee benefit plans (as defined in Section 3(3) of ERISA) of iTract (the "iTRACT PLANS") providing for benefits for any employees of iTract. iTract has no unfunded obligations relating to the iTract Plans. To the extent applicable, the iTract Plans comply in all material respects with ERISA.

                  (b) Except as set forth in SCHEDULE 4.13, neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions under this Agreement will entitle any current or former employee of iTract to severance pay or other similar payment or accelerate the time of payment or increase the amount or compensation due to any such employee or former employee. iTract has no pending or, to the knowledge of iTract, threatened labor disputes with its employees.

         4.14 INSURANCE; CLAIMS. SCHEDULE 4.14 sets forth a true, correct and complete list of all insurance policies of any kind or nature maintained as of the date of this Agreement by or on behalf of iTract and relating to its business and/or assets, indicating the type of coverage, name of insured, name of insurance carrier or underwriter, premium thereon, policy limits and expiration date of each policy. All such insurance policies are in full force and effect, and iTract is not in default with respect to its obligations under any such insurance policy and no notice of cancellation or termination has been received with respect to any such policy.

         4.15 MATERIAL CONTRACTS AND COMMITMENTS. SCHEDULE 4.15 contains a true, complete and accurate list of all of the material contracts, agreements, understandings or other obligations (whether written or oral) to which iTract is a party or by which any of its assets or properties are bound (together with the agreements disclosed on SCHEDULES 4.8, 4.9, 4.13, and 4.14 a "CONTRACT"), including, but not limited to:

                  (a) all rental or use agreements, contracts, covenants or obligations;

                  (b) any contract, agreement, commitment or obligation to make any capital expenditures;

                  (c) contracts, agreements, commitments or other obligations with any Person containing any provision or covenant limiting the ability of iTract to engage in any line of business or to compete with or to obtain products or services from any Person or limiting the ability of any Person to compete with or to provide products or services to, or obtain products or services from, iTract, or covering indemnification of another Person;

                  (d) any profit-sharing or similar contract, agreement, understanding or obligation with any Person;

                  (e) contracts, agreements, commitments or other obligations with respect to the purchase or sale by or to iTract of any product, equipment, facility, or similar item;

                  (f) license, royalty, franchise, distributorship, dealer, service, sales agency, consulting, advisory, public relations or advertising contracts, agreements, commitments or other obligations;

                  (g) contracts, agreements, commitments or other obligations to provide services or facilities with a value in excess of $5,000 per annum by or to iTract or to or by another Person;

                  (h) all joint ventures and joint marketing agreements; or

                  (i) all other material contracts, agreements, commitments, or other obligations whether or not made in the ordinary course of business.

         4.16 STATUS OF AGREEMENTS. All Contracts to which iTract is a party are in full force and effect and constitute valid and binding obligations of iTract and, to the knowledge of iTract, are binding on the other parties thereto. There are no existing material defaults (or events which, with notice or lapse of time or both, would constitute a default) by iTract or any other party thereunder. iTract is not a party to any Contract that has or may reasonably be expected to have, individually or in the aggregate, with any other Contracts a Material Adverse Effect on iTract.

         4.17     COMPLIANCE WITH LAW.
                  -------------------

                  (a) SCHEDULE 4.17(A) is a true and complete list of each license, permit, order, authorization or approval of Governmental Bodies ("iTRACT LICENSES") held or obtained by iTract which is required in connection with the business conducted by iTract. The operations of iTract have been conducted in all material respects in accordance with all applicable Laws. iTract has not received any notification of any asserted present or past failure to comply with any such Laws. iTract has all iTract Licenses required for the conduct of iTract's business and is not in violation of any such iTract License. All such iTract Licenses are in full force and effect and no suspension or cancellation thereof has been threatened of which iTract is aware.

                  (b) iTract has obtained all iTract Licenses which are required with respect to iTract under all Environmental Laws. iTract is in compliance in all material respects with all terms and conditions of such required iTract Licenses, and is also in compliance in all material respects with all Environmental Laws. Except as set forth in SCHEDULE 4.17(B), there does not exist as a result of any action or inaction of iTract or, to the knowledge of iTract, as a result of any action or inaction of any other Person, nor has iTract received notice of, any events, condition or circumstances which may interfere with or prevent continued compliance, or which may give rise to any liability, or otherwise form the basis of any claim, action, suit, proceedings, hearing or investigation, based on or related to the violation of an Environmental Law or the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material.

                  (c) To the best of iTract's knowledge, no Hazardous Material has been incorporated in, used on, stored on or under, released from, treated on, transported to or from, or disposed of by iTract on or from any property owned or leased by iTract or by any other Person such that, under Environmental Laws (i) any such Hazardous Material would be required to be removed, cleaned up or remediated before the property owned or leased by iTract could be altered, renovated, demolished or transferred, or (ii) the owner or lessee of the property (as applicable to iTract) could be subjected to liability for the removal, clean up or remediation of such Hazardous Material; and iTract has not received notification from any Governmental Bodies or other Persons relating to Hazardous Material on or affecting any property owned or leased by iTract or relating to any potential or known liability under Environmental Laws arising from the ownership or leasing of any property.

         4.18 NO BROKERS OR FINDERS. Except as set forth on SCHEDULE 4.18, iTract has not, and its Affiliates, officers, directors or employees have not, employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payment in connection with any of the Contemplated Transactions.

         4.19 REGISTRATION STATEMENT. None of the information to be supplied by iTract in writing for inclusion in the Registration Statement or any amendments thereof or supplements thereto, at the time of the filing of the Registration Statement, as amended or supplemented, or at the time it becomes effective, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; PROVIDED, that Margo shall furnish the Registration Statement and any amendments or supplements thereto to iTract for its review a reasonable period (and in no case less than 24 hours) prior to the filing of same with the SEC and prior to the distribution thereof.

         4.20 TAX REPORTING. Consistent with the intent of the parties hereto, iTract shall treat, and cause their Affiliates to so treat, the iTract Merger as an exchange under Section 351 with respect to all Tax Returns, to the extent consistent with Law.

         4.21 DISCLOSURE. No representations or warranties by iTract in this Agreement and no statement contained in any schedules, exhibits or certificates furnished or to be furnished by iTract to Margo, Purchaser or Purchaser Subsidiary or any of their representatives pursuant to the provisions hereof, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. Documents delivered or to be delivered by iTract to Margo, Purchaser or Purchaser Subsidiary pursuant to this Agreement are or will be true and complete copies of what they purport to be.

         5.       REPRESENTATIONS AND WARRANTIES OF MARGO, PURCHASER AND
                  ------------------------------------------------------
PURCHASER SUBSIDIARY.
---------------------

         Margo, Purchaser and Purchaser Subsidiary hereby, jointly and severally, represent and warrant to iTract as follows:

         5.1 ORGANIZATION AND GOOD STANDING. Margo is a corporation duly organized, validly existing and in good standing under the laws of Puerto Rico. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser Subsidiary is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Margo, Purchaser and Purchaser Subsidiary has the requisite corporate power to own, operate and lease its properties and carry on its business as the same is now being conducted, and following the Reincorporation Merger, Purchaser will have all requisite corporate power to own, operate and lease its properties and carry on its business as the same are then being conducted. Complete and correct copies of the certificate of incorporation and bylaws of Margo and Purchaser, and complete and correct copies of the certificate of formation and limited liability company agreement of Purchaser Subsidiary, as currently in effect, have been delivered to iTract. Other than the Subsidiaries set forth on SCHEDULE 5.1, Margo has no Subsidiaries.

         5.2      CAPITALIZATION.
                  --------------

                  (a) The authorized capital stock of Margo consists of (i) 10,000,000 shares of common stock, par value $.001 per share, of which 1,882,322 shares are issued and outstanding as of the date of this Agreement and are fully paid and non-assessable (ii) 250,000 shares of preferred stock, par value $.01 per share, of which no shares are outstanding. Except as set forth on SCHEDULE 5.2(A), there are no outstanding subscriptions, options, rights, warrants, convertible securities, preemptive rights or other agreements (other than this Agreement) or calls, demands or commitments of any kind relating to the issuance of any capital stock or other equity securities of Margo, whether directly or upon the exercise or conversion of other securities. There are no outstanding contractual obligations of Margo to repurchase, redeem or otherwise acquire any shares of Margo's capital stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. All of the outstanding securities of Margo were issued in compliance with all applicable federal and state securities laws.

                  (b) The authorized capital stock of Purchaser consists of (i) 100,000,000 shares of common stock, par value $.001 per share, of which 10 shares are issued and outstanding as of the date of this Agreement, are fully paid and non-assessable and owned by Margo, and (ii) 5,000,000 shares of preferred stock, par value $.01 per share, of which no shares are currently outstanding or will be outstanding at the Effective Time. Except as set forth on
SCHEDULE 5.2(B), there are no outstanding subscriptions, options, rights, warrants, convertible securities, preemptive rights or other agreements (other than this Agreement) or calls, demands or commitments of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of Purchaser, whether directly or upon the exercise or conversion of other securities. There are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser's capital stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

                  (c) Purchaser owns 100% of the membership interests of Purchaser Subsidiary and has no other Subsidiaries.

                  (d) All of the Purchaser Shares to be issued to the Members in the Merger will, as of the Effective Time, be duly authorized and validly issued, fully paid and nonassessable.

         5.3 AUTHORITY RELATIVE TO AGREEMENT. Each of Margo, Purchaser and Purchaser Subsidiary, as applicable, has all requisite power and authority, corporate or otherwise, to execute, deliver and perform their obligations under this Agreement and has taken all action necessary, corporate or otherwise, in order to execute and deliver this Agreement. This Agreement has been duly executed and delivered by Margo, Purchaser and Purchaser Subsidiary. This Agreement constitutes the valid and binding obligations of Margo, Purchaser and Purchaser Subsidiary, as applicable, enforceable against Margo, Purchaser and Purchaser Subsidiary in accordance with its terms, subject to laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights).

         5.4 ABSENCE OF CONFLICT. Except as listed on SCHEDULE 5.4, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will (a) violate, conflict with, result in a breach or termination of, constitute a default under or give rise to a right to terminate or accelerate (or an event which, with notice or lapse of time or both, would constitute the same) (i) any agreement, commitment, deed of trust, indenture, lease, mortgage or other instrument to which Margo, Purchaser and Purchaser Subsidiary is a party or by which any of their respective properties or assets are bound; (ii) the certificate of incorporation or bylaws of Margo or Purchaser or the certificate of formation or limited liability company agreement of Purchaser Subsidiary or (iii) any Law, order of a Governmental Body or any other restriction of any kind or character applicable to Margo, Purchaser and Purchaser Subsidiary or any of their respective properties or assets; except, in each of such cases, for such items as would not constitute, in the aggregate, a Material Adverse Effect with respect to Margo, Purchaser or Purchaser Subsidiary, as the case may be.

         5.5 CONSENTS AND APPROVALS; EFFECT OF CHANGE IN CONTROL. SCHEDULE 5.5 sets forth a complete list of all consents, waivers, registrations, certificates, approvals, grants, franchises, concessions, permits, licenses, exceptions or authorizations of, or declarations or filings with, or notices or reports to, (a) any Governmental Body and (b) any other Person (including, but not limited to, any party to a contract or other agreement or commitment of Margo) (collectively, the "MARGO APPROVALS"), which Margo or Purchaser must make or obtain in order to consummate the Contemplated Transactions. Except as set forth in SCHEDULE 5.5, there are no contracts or Margo Approvals by which Margo or any of its assets or properties may be bound that contain any change in control provisions that will become applicable or inapplicable as a result of the consummation of the Contemplated Transactions.

         5.6      TAX MATTERS.
                  -----------

                  (a) Margo and its Subsidiaries have filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to them, their operations and their assets through the Effective Time, pursuant to the Laws or administrative requirements of each Governmental Body with taxing power over it or its assets. As of the time of filing, such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status, and other matters of Margo and its Subsidiaries and any other information required to be shown thereon. In particular, such Tax Returns are not subject to penalties under Section 6662 of the Code or any predecessor provision of law or any other provision of the Code. An extension of time within which to file any Tax Return that has not been filed has not been requested or granted. Margo and its Subsidiaries have delivered to Purchaser true, complete and correct copies of all federal, state, local or foreign income Tax Returns filed by them since formation. SCHEDULE 5.6(A) lists all state, local and foreign jurisdictions in which Margo and its Subsidiaries have previously filed or currently file Tax Returns, which are all of the state, local or foreign taxing jurisdictions in which Margo and its Subsidiaries have been or are required to file Tax Returns.

                  (b) With respect to all amounts in respect of Taxes imposed on Margo and its Subsidiaries or for which Margo and its Subsidiaries are or could be liable, whether to Governmental Bodies (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods through the Effective Time, (i) all applicable tax laws and agreements have been fully complied with,
(ii) all such amounts required to be paid by Margo and its Subsidiaries to Governmental Bodies or others on or before the date hereof have been paid, except such taxes, if any, as are set forth in SCHEDULE 5.6(B) and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP consistently applied) have been provided in the Financial Statements, and (iii) reserves have been established for the payment of all Taxes not yet due and payable, which reserves are reflected on the Preliminary Balance Sheet and are adequate and in accordance with the past custom and practice of Margo and its Subsidiaries.

                  (c) As of the date hereof, none of Margo and its Subsidiaries have requested, executed or filed with the IRS or any other Governmental Body any agreement or other document extending or having the effect of extending the period for assessment or collection of any Taxes for which Margo and its Subsidiaries could be liable.

                  (d) There exists no proposed tax assessment against Margo and its Subsidiaries nor any lien for Taxes against any property of Margo and its Subsidiaries except as disclosed in the Margo Financial Statements or on
SCHEDULE 5.6(d).

                  (e) All Taxes that Margo and its Subsidiaries are or were required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                  (f) Margo and its Subsidiaries are not, were not and will not be a party to, bound by or subject to any obligation under any tax sharing, tax indemnity, tax allocation or similar agreement.

                  (g) There is no claim, audit, action, suit, proceeding, or investigation with respect to Taxes due or claimed to be due from Margo and its Subsidiaries or of any Tax Return filed or required to be filed by Margo and its Subsidiaries pending or threatened against or with respect to Margo and its Subsidiaries.

                  (h) Margo and its Subsidiaries have not made, and are not parties to any agreement requiring them to make, any payment which would not be deductible under Code Section 280G or which would be subject to the excise tax imposed by Code Section 4999.

                  (i) Margo and its Subsidiaries have not executed or entered into any closing agreement pursuant to Section 7121 of the Code or any corresponding provision of state, local, Puerto Rico or foreign income tax law.

                  (j) Margo and its Subsidiaries have not filed a consent pursuant to Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local, Puerto Rico or foreign income tax law) apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Margo and its Subsidiaries.

                  (k) Margo and its Subsidiaries (i) have not agreed to or are not required to make any adjustment pursuant to Section 481(a) of the Code (or any corresponding provision of state, local, Puerto Rico or foreign income tax law) by reason of a change in accounting method initiated by a Tax Affiliate,
(ii) are not aware that the IRS or any Governmental Body has proposed any such adjustment or change in accounting method that relates to the business and operations of Margo and its Subsidiaries, or (iii) have no application pending with any Governmental Body requesting permission for any change in accounting method that relates to the business and operations of Margo and its Subsidiaries.

                  (l) Except as Set forth in SCHEDULE 5.4(L), Margo and its Subsidiaries do not hold any debt instrument with respect to which they are reporting the income under the installment method or that has an adjusted basis that is less than 90 percent of the stated redemption price at maturity.

                  (m) Margo and its Subsidiaries have no liability for the Taxes of any person under Treas. Reg. ss. 1.1502-6, as a transferee or successor, or otherwise.

                  (n) All material elections with respect to Taxes affecting Margo and its Subsidiaries as of the date hereof are set forth in SCHEDULE 5.6(N). After the date hereof, no election with respect to Taxes will be made without the written consent of Purchaser, which may not be unreasonably withheld or delayed.

                  (o) None of the assets of Margo and its Subsidiaries is required to be treated as owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code or otherwise pursuant to the Code.

                  (p) None of the assets of Margo and its Subsidiaries directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

                  (q) None of the assets of Margo and its Subsidiaries are "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                  (r) Margo and its Subsidiaries have not participated in or will not participate in an international boycott within the meaning of Section 999 of the Code.

                  (s) Neither Margo nor any of its Subsidiaries is and has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  (t) The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, Subchapter A of Chapter 3 of the Code, or any other provision of state, local, Puerto Rico or foreign law.

                  (u) Margo and its Subsidiaries have not had either a permanent establishment in any foreign country (other than Puerto Rico), as defined in any applicable tax treaty or convention between the United States and such foreign country, or business activity in any country other than the United States that would subject it to a Tax in such country that would not apply to a United States person without a business activity in such country.

                  (v) Except as set forth in SCHEDULE 5.6(V), neither Margo nor any of its Subsidiaries is a party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal or Puerto Rico income tax purposes.

                  (w) Margo and its Subsidiaries do not file Tax Returns that are combined, consolidated, unitary or otherwise joined with the tax reporting obligations of any other Person.

         5.7      SEC DOCUMENTS: FINANCIAL STATEMENTS.
                  -----------------------------------

                  (a) As of their respective filing dates (i) each quarterly and other report and registration statement (without exhibits) filed by Margo since December 31, 1995 (the "MARGO SEC DOCUMENTS"), complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Margo SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements of Margo included in the Margo SEC Documents (the "MARGO FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by the rules and regulations of the SEC) and present fairly, in all material respects, the financial position of Margo and its consolidated subsidiaries at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring and certain non-recurring audit adjustments).

                  (b) Margo does not have any liabilities or obligations (whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due) that were not fully reflected or reserved against in the consolidated balance sheet of Margo as of December 31, 1999 (the "MARGO RECENT BALANCE SHEET") except for non-material liabilities and obligations incurred in the ordinary course of business and consistent with past practice (in nature and scope) since the date thereof. The reserves reflected in the Margo Recent Balance Sheet are adequate, appropriate and reasonable and the reserves reflected in the Margo Recent Balance Sheet are in accordance with GAAP consistently applied.

                  (c) Except as set forth on SCHEDULE 5.7(C), since the date of the Margo Recent Balance Sheet to the date of this Agreement, there has been no material adverse change in the business, operations or financial condition of Margo or any event, condition or contingency that could reasonably be expected to result in such a Material Adverse Effect with respect to Margo.

                  (d) The Margo Common Stock is registered under Section 12 of the Exchange Act. Except as set forth in SCHEDULE 5.7], since March 31, 1995, Margo has filed all reports, registration statements and other documents, together with any amendments thereto, required to be filed under the Securities Act and the Exchange Act, including, without limitation, reports on Form10-K, Form 10-Q and Form 8-K, and Margo (and Purchaser following the Reincorporation Merger) will file all such reports, registration statements and other documents required to be filed by it from the date of this Agreement to the Effective Time.

         5.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1999 to the date of this Agreement, except as set forth in SCHEDULE 5.8, Margo has conducted its business only in the ordinary course consistent with past practice and there has not been:

                           (i) any material adverse change in the financial
condition, operations, properties, assets, liabilities or business of Margo;

                           (ii) any material damage, destruction or loss of any
material properties of Margo;

                           (iii) any material change in the manner in which the
business of Margo has been conducted;

                           (iv) any occurrence not included in paragraphs (i)
through (iii) of this Section which has resulted, or which Margo has reason to believe could reasonably be expected to result, in a Material Adverse Effect.

         5.9      EMPLOYEE BENEFITS; EXECUTIVE OFFICERS; LABOR.
                  --------------------------------------------

                  (a) Except as set forth on SCHEDULE 5.9(A), no employees of Margo, Purchaser or their Subsidiaries are covered by collective bargaining agreements or are members of unions. SCHEDULE 5.9(A) sets forth a true and complete list of all written executive compensation plans, bonus plans, incentive compensation plans, deferred compensation plans or agreements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase plans, group life insurance, hospitalization insurance, severance or other employee benefit plans (as defined in Section 3(3) of ERISA) of Margo, Purchaser and their Subsidiaries (the "MARGO PLANS") providing for benefits for any employees of Margo or its Subsidiaries. Margo has no agreement or commitment to create any additional such Margo Plan. There are no unfunded obligations relating to the Margo Plans. To the extent applicable, the Margo Plans comply in all material respects with ERISA, the Code and the P.R. Internal Revenue Code.

                  (b) Margo and Purchaser will provide notifications to all of their employees of their rights under Section 4980B of the Code within the time required for the giving of such notification under such section, and Margo and Purchaser will comply with all of the other provisions of such Section 4980B in connection with the iTract Merger, the Asset Sale and the other Contemplated Transactions.

                  (c) Except as set forth on SCHEDULE 5.9,(c), neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions under this Agreement will entitle any current or former employee of Margo or Purchaser to severance pay or other similar payment, or accelerate the time of payment or increase the amount of compensation due to any such employee or former employee. Margo and Purchaser have no threatened or pending labor disputes with their employees.

         5.10     COMPLIANCE WITH LAW.
                  -------------------

                  (a) Except as set forth on SCHEDULE 5.10(A), the operations of Margo, Purchaser and their Subsidiaries have been conducted in all material respects in accordance with all applicable Laws. Except as set forth on SCHEDULE 5.10(A), neither Margo nor Purchaser has received any notification of any asserted present or past failure to comply with any such Laws. Except as set forth in Schedule 5.10(b), Margo, Purchaser and their Subsidiaries have all licenses, permits, orders, authorizations or approvals of Governmental Bodies ("MARGO LICENSES") required for the conduct of their businesses and are not in violation of any such Margo License. All such Margo Licenses are in full force and effect and no suspension or cancellation thereof has been threatened of which Margo is aware.

                  (b) Margo, Purchaser and their Subsidiaries, as the case may be, have obtained all Margo Licenses which are required with respect to Margo, Purchaser and their Subsidiaries under all Environmental Laws. Margo, Purchaser and their Subsidiaries are in compliance in all material respects with all terms and conditions of such required Margo Licenses, and are also in compliance in all material respects with all Environmental Laws. Except as set forth in
Schedule 5.10(b), there does not exist as a result of any action or inaction of Margo, Purchaser or their Subsidiaries, or, to the knowledge of Margo any of the predecessors of any of the foregoing, or, as a result of any action or inaction of any other Person, nor has Margo or Purchaser or any of the predecessors of any of the foregoing, received notice of, any events, condition or circumstances which may interfere with or prevent continued compliance, or which may give rise to any liability, or otherwise form the basis of any claim, action, suit, proceedings, hearing or investigation, based on or related to the violation of an Environmental Law or the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material which would result in a Material Adverse Effect on Margo or Purchaser or any of their Subsidiaries or with respect to the Nursery Business Assets.

                  (c) To the best of Margo's knowledge, no Hazardous Material has been incorporated in, used on, stored on or under, released from, treated on, transported to or from, or disposed of by Margo, Purchaser or their Subsidiaries or any of the predecessors of any of the foregoing, on or from any property owned or leased by Margo, Purchaser or their Subsidiaries or any of the predecessors of any of the foregoing, or by any other Person such that, under Environmental Laws (i) any such Hazardous Material would be required to be removed, cleaned up or remediated before the property owned or leased by Margo, Purchaser or their Subsidiaries could be altered, renovated, demolished or transferred, or (ii) the owner or lessee of the property (as applicable to Margo, Purchaser or their Subsidiaries) could be subjected to liability for the removal, clean up or remediation of such Hazardous Material; and neither Margo nor Purchaser, their Subsidiaries or any of the predecessors of any of the foregoing, has received notification from any Governmental Bodies or other Persons relating to Hazardous Material on or affecting any property owned or leased by Margo, Purchaser or any of their Subsidiaries or any of the predecessors of any of the foregoing, or relating to any potential or known liability under Environmental Laws arising from the ownership or leasing of any property.

         5.11 PURCHASER AND PURCHASER SUBSIDIARY'S OPERATIONS. Each of Purchaser and Purchaser Subsidiary was formed solely for the purpose of engaging in the Contemplated Transactions and has not (i) engaged in any business activities, (ii) conducted any operations other than in connection with the Contemplated Transactions, (iii) incurred any liabilities other than in connection with the Contemplated Transactions or (iv) owned any assets or property.

         5.12 LITIGATION. Except as listed in SCHEDULE 5.12, there is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened against or involving Margo or Purchaser, Purchaser Subsidiary or the Nursery Business Assets or which questions or challenges the validity of this Agreement or the Contemplated Transactions, and Margo has not received any notice of any event or occurrence which could result in any such action, suit, inquiry, proceeding or investigation nor, to the knowledge of Margo, is there any valid basis for any such action, suit, inquiry, proceeding or investigation.

         5.13 RECORDS. The books of account, corporate records and minute books of Margo, Purchaser and Purchaser Subsidiary are complete and correct in all material respects. Complete and accurate copies of all such books of account, corporate records and minute books of Margo, Purchaser and Purchaser Subsidiary have been provided to iTract.

         5.14 NO BROKERS OR FINDERS. Except as set forth in SCHEDULE 5.14, Purchaser and Purchaser Subsidiary have not, nor have any of their officers, directors or employees, employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payment in connection with any of the Contemplated Transactions.

         5.15 REGISTRATION STATEMENT. The Registration Statement and any amendments thereof or supplements thereto, at the time of the filing or mailing, at the time of the meeting of the stockholders of Margo to be held in connection with the transactions contemplated by this Agreement, and at the time it is filed or becomes effective, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, that neither Margo nor Purchaser shall have liability under this Section 5.15 for information supplied by iTract or ICES or their respective officers, directors, stockholders or affiliates in writing for inclusion in the Registration Statement.

         5.16 NASDAQ. The Margo Common Stock has been approved for listing on Nasdaq Small Cap market under the symbol "MRGO" and is in compliance in all material respects with all rules and regulations of the National Association of Securities Dealers, Inc. and Nasdaq applicable to Margo and the listing of such securities on Nasdaq.

         5.17 TAX REPORTING. Consistent with the intent of the parties hereto, Purchaser and Purchaser Subsidiary shall treat, and cause their Affiliates to so treat, the Merger as an exchange under Section 351 with respect to all Tax Returns, to the extent consistent with Law.

         5.18 DISCLOSURE. No representations or warranties by Margo, Purchaser or Purchaser Subsidiary in this Agreement and no statement contained in any schedules, exhibits or certificates furnished or to be furnished by Margo, Purchaser or Purchaser Subsidiary to iTract or ICES pursuant to the provisions hereof, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. Documents delivered or to be delivered by Margo, Purchaser or Purchaser Subsidiary to iTract or ICES pursuant to this Agreement are or will be true and complete copies of what they purport to be.

6.       COVENANTS RELATING TO REINCORPORATION AND CONTEMPLATED TRANSACTIONS.
         -------------------------------------------------------------------

         6.1      REINCORPORATION MERGER.
                  ----------------------

                  (a) From and after the date of this Agreement, Margo and Purchaser will take all commercially reasonable actions necessary to cause Margo to be merged with and into Purchaser, with Purchaser as the surviving corporation of such merger, so that as a result of such merger, Purchaser will assume all of the assets, liabilities, properties and rights of Margo. In effecting the Reincorporation Merger, Margo and Purchaser will cause each share of Margo Common Stock to be converted into one share of Purchaser Common Stock, so that immediately after the Reincorporation Merger, each Person that was previously a holder of Margo Common Stock will be the holder of the same number of shares of Purchaser Common Stock.

                  (b) All of the options to purchase Margo Common Stock (the "Margo Options") outstanding as of the effective time of the Reincorporation Merger shall, by virtue of the Reincorporation Merger and without any further action on the part of Margo or the holders of such options, be converted into Purchaser Options in the manner provided by this Section 6.1(b). Each Purchaser Option issued in exchange for a Margo Option shall be exercisable for that whole number of shares of Purchaser Common Stock (to the nearest whole share) that a holder of the number of Margo Common Stock subject to such Margo Option immediately prior to the effective time of the Reincorporation Merger would be entitled to receive under Section 6.1(a) of this Agreement. The aggregate purchase price for the shares of Purchaser Common Stock subject to each Purchaser Option issued in exchange for a Margo Option shall be the same as the aggregate purchase price for the Margo Common Stock subject to the corresponding Margo Option immediately prior to such effective time. Purchaser agrees that as soon as practicable after the Effective Time it will cause to be filed one or more registration statements on Form S-8 under the Securities Act, in order to register the shares of Purchaser Common Stock issuable upon exercise of the converted Margo Options (if the issuance of such shares may be registered on Form S-8).

         6.2 REGISTRATION OF PURCHASER SHARES. In connection with the Reincorporation Merger, Margo and Purchaser will (i) prepare and file with the SEC a proxy/registration statement on Form S-4 (the "Registration Statement"),
(ii) use commercially reasonably efforts to cause the Registration Statement to become effective as soon as practicable after filing, and (iii) cause the Registration Statement to be mailed to Margo's shareholders immediately after it has become effective. The Registration Statement will (A) solicit proxies to vote in favor of (i) the Reincorporation Merger, and (ii) the approval of the Contemplated Transactions, including the transactions contemplated by this Agreement and the Asset Sale, (B) register the Purchaser Shares to be issued to the former shareholders of Margo in connection with the Reincorporation Merger,
(C) register any Margo Options and any iTract Options to be outstanding after the Effective Date (if required); and (D) register the Purchaser Shares to be issued to the Members as the Merger Consideration.

         6.3 COOPERATION OF iTRACT. iTract and ICES will furnish to Margo in writing all information reasonably requested by Margo for use in connection with the preparation of the Registration Statement and obtaining the effectiveness thereof.

         6.4      ASSET SALE.
                  ----------

         (a) Purchaser and/or Margo will take all commercially reasonable efforts necessary to cause the Nursery Business Assets to be sold (the "ASSET SALE") as soon as practicable after obtaining the approval of such sale from Margo's shareholders. The Asset Sale shall be consummated on or prior to the Effective Time.

         (b) Margo shall provide iTract with a copy of any proposed purchase agreement for the Asset Sale prior to its execution by Margo. The terms and conditions of the purchase agreement must be reasonably acceptable to iTract, including the structure of the transaction (i.e., an asset sale or a stock sale). Notwithstanding the foregoing, iTract shall not be entitled to object to the purchase price under the proposed purchase agreement if the purchase price equals or exceeds $5,000,000 in cash. iTract shall either approve or disapprove the terms and conditions of the purchase agreement within three business days of its delivery by Margo to iTract. Margo shall not consummate the Asset Sale on terms which are different from those set forth in the purchase agreement approved by iTract without iTract's prior written consent (which may not be unreasonably withheld).

         6.5 NASDAQ LISTING. Margo shall timely notify Nasdaq of the Contemplated Transactions and the shares to be issued in connection therewith. The Parties shall together take such actions as are reasonably required to obtain the approval of Nasdaq to list the Purchaser Shares on The Nasdaq SmallCap Market immediately upon the effectiveness of the iTract Merger (the "NASDAQ LISTING").

         6.6 STOCKHOLDERS APPROVAL. Margo shall use commercially reasonable efforts to obtain the approval of its stockholders (the "STOCKHOLDER APPROVAL") of the Contemplated Transactions (to the extent required by applicable law and the rules of Nasdaq) as soon as practicable following the date upon which the Registration Statement is declared effective by the SEC. Subject to the fiduciary duties of the Board of Directors of Margo under applicable law, Margo shall, through its Board of Directors, recommend to the holders of Margo Common Stock approval of this Agreement and the transactions contemplated by this Agreement.

         6.7 VOTING AGREEMENT OF SPECTOR. Concurrent with the execution of this Agreement, Michael J. Spector, the principal shareholder of Margo, has entered into an agreement with iTract in the form of EXHIBIT C, pursuant to which Mr. Spector has agreed to vote all of the shares of Margo Common Stock held by him in favor of the Contemplated Transactions.

         6.8 iTRACT LOCK-UP AGREEMENTS. Prior to the effective date of the Registration Statement, iTract and ICES shall cause each of the Members receiving Purchaser Shares in the Merger (and each person who may receive shares of Purchaser Common Stock upon the exercise of any iTract Options) to execute and deliver to Purchaser the iTract Lock-Up Agreement in the form of EXHIBIT

D to this Agreement, pursuant to which each such Person shall have agreed not to sell, pledge, dispose of or otherwise transfer any of such shares until the eight months after the Effective Time.

         6.9 OCCUPANCY AGREEMENT. Prior to April 18, 2000, iTract shall have entered into a written occupancy agreement with ICES relating to the lease by iTract of a portion of the premises located at 220 West 19th Street, 12th Floor, New York, New York.

7.   CONDITIONS TO THE OBLIGATIONS OF MARGO, PURCHASER AND PURCHASER SUBSIDIARY.
     --------------------------------------------------------------------------

         The obligations of Margo, Purchaser and Purchaser Subsidiary to effect the Contemplated Transactions, including the iTract Merger, shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any one or more of which may be waived by Margo or Purchaser, as applicable to the extent permitted by applicable law:

         7.1 LEGAL OPINION. Purchaser and Purchaser Subsidiary shall have received the opinion of Kronish Lieb Weiner & Hellman LLP, counsel to iTract, dated the Effective Time and addressed to Purchaser and Purchaser Subsidiary, in form and substance reasonably acceptable to Margo.

         7.2 NO INJUNCTION. There shall not be in effect or threatened any injunction, order or decree of a Governmental Body of competent jurisdiction that prohibits or delays, or seeks to prohibit or delay, consummation of any material part of the transactions contemplated hereunder.

         7.3 STOCKHOLDER APPROVAL. Margo shall have obtained the Stockholder Approval.

         7.4 FAIRNESS OPINION. (i) Margo shall have received an opinion of Schwartz, Heslin Group, Inc. or another independent investment banking firm addressed to Margo that the iTract Merger is fair, from a financial point of view, to the stockholders of Margo and (following the Reincorporation Merger) to the shareholders of Purchaser; and (ii) Margo shall have received an opinion of San Juan Holdings, Inc. or another investment banking firm addressed to Margo that the Asset Sale is fair, from a financial point of view, to the stockholders of Margo.

         7.5 REPRESENTATIONS, WARRANTIES AND AGREEMENTS. (i) The representations and warranties of iTract set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though made as of the Effective Time, unless made as of another date, in which case they shall be true and correct in all materials respects as of such date, (ii) iTract shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it prior to or as of the Effective Time and (c) Purchaser shall have received certificates to the foregoing effect signed by the manager of iTract.

         7.6 APPROVALS. All iTract Approvals necessary in connection with the execution, delivery and performance of this Agreement by iTract or for the consummation of the Contemplated Transactions shall have been obtained or made and shall be in full force and effect.

         7.7 REGISTRATION. The Registration Statement registering the Purchaser Shares being issued to the shareholders of Margo in the Reincorporation Merger shall be effective in accordance with the provision of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

         7.8 NASDAQ LISTING. The Purchaser Shares shall be listed on the Nasdaq SmallCap Market.

         7.9 NO MATERIAL ADVERSE EFFECT. No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since the date of this Agreement that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in a Material Adverse Effect for iTract.

         7.10 PROCEEDINGS SATISFACTORY. All certificates, opinions and other documents to be delivered by iTract to Margo and Purchaser and all other corporate or organizational matters to be accomplished by iTract prior to or at the Closing shall be reasonably satisfactory to Margo, Purchaser and their counsel.

         7.11 SECRETARY OF STATE CERTIFICATES. Purchaser shall have received certificates of the Secretary of State of the State of Delaware with respect to iTract and ICES showing iTract and ICES to be validly existing and in good standing in the State of Delaware.

         7.12 MANAGER'S CERTIFICATE OF iTRACT. Purchaser shall have received a certificate of the manager of iTract certifying (i) a true and complete copy of the resolutions duly and validly adopted by the manager and a majority of the Members of iTract, evidencing the authorization of the execution and delivery of this Agreement and the consummation of the Contemplated Transactions, (ii) the names and signatures of the manager and officers of iTract authorized to sign this Agreement and the other documents to be delivered hereunder and (iii) a true and complete copy of the certificate of formation and limited liability company agreement of iTract.

         7.13 SECRETARY'S CERTIFICATE. Margo and Purchaser shall have received certificates of the Secretary or Assistant Secretary of ICES certifying (i) a true and complete copy of the resolutions duly and validly adopted by the Board of Directors of ICES evidencing the authorization of the execution and delivery of this Agreement and the consummation of the Contemplated Transactions, (ii) the names and signatures of the officers of ICES authorized to sign this Agreement and the other documents to be delivered hereunder and (iii) a true and complete copy of the certificate of incorporation and bylaws of ICES.

         7.14 iTRACT LOCKUP AGREEMENTS. Each of the Members receiving Purchaser Shares and each of the holders of the iTract Options shall have executed and delivered to Purchaser the iTract Lock-Up Agreements.

         7.15 PUERTO RICO RULING. Margo shall have received a ruling from the Puerto Rico Department of the Treasury confirming that the Reincorporation Merger qualifies as a tax free reorganization under the Puerto Rico Internal Revenue Code of 1994, as amended.

         7.16 REPAYMENT OF LOANS FROM MICHAEL J. SPECTOR AND J. MORTON DAVIS. Purchaser shall have delivered to Michael J. Spector and J. Morton Davis (the "Lenders") reasonable evidence that the ICES Loans, including accrued interest thereon, shall be repaid immediately following the Effective Time. The "ICES Loans" consist of the loans made by the Lenders to ICES in the aggregate principal amount of $2,000,000 (as evidenced by that certain Promissory Note in the original principal amount of $ 1,715,000 payable to Michael J. Spector and that certain Promissory Note in the original principal amount of $ 285,000 payable to J. Morton Davis).

         7.17 ASSIGNMENT OF INTELLECTUAL PROPERTY. ICES, Core Active ACG LLC and TheTechDept.com, Inc. shall have executed and delivered to iTract assignments, in form and substance reasonably satisfactory to Margo, of all rights which any of them may have in any of the Intellectual Property used by iTract, including but not limited to, all rights to the "iTract" tradename, all rights to the "iTract.com" domain registration, and all rights to the software developed by them and utilized by iTract.

         7.18 MODIFICATION OF TECHSPAN AGREEMENT. iTract shall have entered into a modification of its existing agreement with TechSpan, Inc., in form and substance reasonably satisfactory to Margo, to clarify that the software program to be developed by TechSpan for iTract is a "work for hire" and iTract shall be the sole and exclusive owner of such software.

         7.19 RELEASE FROM MICHAEL HAAS. iTract shall obtain a release from Michael Haas of any right to receive any compensation (including any compensation in the form of equity) from iTract or any other Person in connection with, or as a result of, the Contemplated Transactions.

         7.20 INDEMNIFICATION BY ICES. ICES shall have executed and delivered to Purchaser and iTract an indemnification agreement in form and substance reasonably acceptable to Margo pursuant to which ICES shall agree to indemnify Purchaser and iTract for any liability arising from the failure of iTract to own or license the Intellectual Property set forth on Schedule 4.9 or the Intellectual Property set forth on Schedule 4.9 being subject to any Encumbrances other than Permitted Encumbrances.

8.       CONDITIONS TO THE OBLIGATIONS OF iTRACT.
         ---------------------------------------

         The obligations of iTract to effect the iTract Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any one or more of which may be waived by iTract, to the extent permitted by applicable law:

         8.1 LEGAL OPINION. iTract shall have received the legal opinion of Shutts & Bowen LLP and Pietrantoni Mendez and Alvarez LLP, counsel to Purchaser, in form and substance reasonably acceptable to iTract.

         8.2 NO INJUNCTION. There shall not be in effect or threatened any injunction, order or decree of a Governmental Body of competent jurisdiction that prohibits or delays, or seeks to prohibit or delay, consummation of any material part of the Contemplated Transactions.

         8.3 REPRESENTATIONS, WARRANTIES AND AGREEMENTS. (i) The representations and warranties of Margo, Purchaser and Purchaser Subsidiary set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though made as of the Effective Time, unless made as of another date, in which case they shall be true and correct in all material respects as of such date, (ii) Margo, Purchaser and Purchaser Subsidiary shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by them prior to or at the Closing; and (iii) iTract shall have received a certificate to the foregoing effect signed by an authorized executive officer of Purchaser.

         8.4 REINCORPORATION. Margo shall have merged with and into Purchaser in the manner contemplated by Section 6.1.

         8.5 REGISTRATION. The Registration Statement registering the Purchaser Shares being issued to the Members as the Merger Consideration shall be effective in accordance with the provision of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

         8.6 ASSET SALE. (i) The Asset Sale shall have been consummated, (ii) Purchaser shall have no Subsidiaries other than Purchaser Subsidiary, (iii) at the Effective Time, Purchaser shall have assets consisting of cash and cash equivalents of at least $5,000,000, (iv) at the Effective Time, the aggregate liabilities of the Purchaser (after deducting the amount of any cash and cash equivalents in excess of $5,000,000) do not exceed $10,000; and (iv) iTract shall have received a certificate to the foregoing effect signed by an executive officer of Purchaser.

         8.7 TAX-FREE EXCHANGE. iTract shall have received an opinion from Kronish, Lieb, Weiner and Hellman LLP that the iTract Merger qualifies as a tax-free exchange under Section 351 of the Code and an opinion from Pietrantoni Mendez & Alvarez LLP that (i) the Reincorporation Merger qualifies as a tax free reorganization under the P.R. Internal Revenue Code and (ii) the iTract Merger is not subject to taxation in Puerto Rico.

         8.9 APPROVALS. All Margo Approvals, including the Stockholder Approval, necessary in connection with the execution, delivery and performance of this Agreement by Margo, Purchaser and Purchaser Subsidiary or for the consummation of the Contemplated Transactions shall have been obtained or made and shall be in full force and effect.

         8.10 PROCEEDINGS SATISFACTORY. All certificates, opinions and other documents to be delivered by Margo, Purchaser or Purchaser Subsidiary to iTract and ICES and all other corporate or organizational matters to be accomplished by Margo, Purchaser or Purchaser Subsidiary prior to or at the Closing shall be reasonably satisfactory to iTract and its counsel.

         8.11 CORPORATE APPROVAL. Prior to the Effective Time, the Contemplated Transactions, including this Agreement, shall have been duly approved by the Board of Directors of Margo and

Purchaser, and by the managers of Purchaser Subsidiary and the member of Purchaser Subsidiary, in accordance with applicable law, and the Stockholder Approval shall have been obtained.

         8.12 SECRETARY OF STATE CERTIFICATES. iTract shall have received certificates of the Secretary of State of the State of Delaware with respect to Purchaser and Purchaser Subsidiary as of a recent date, showing Purchaser and Purchaser Subsidiary to be validly existing and in good standing in the State of Delaware.

         8.13     RESIGNATIONS; ELECTION OF NEW DIRECTORS.
                  ---------------------------------------

                  (a) Each and every director, officer, manager and employee of Margo, Purchaser and Purchaser Subsidiary shall either have been terminated or tendered his or her resignation to Margo, Purchaser and Purchaser Subsidiary, respectively, effective at the Effective Time.

                  (b) The directors and officers of the Purchaser shall have resigned and shall have appointed as their successors the Persons designated by iTract.

         8.14 SECRETARY'S CERTIFICATE. iTract shall have received certificates of the Secretary or Assistant Secretary of Purchaser and of the officer or manager of Purchaser Subsidiary certifying (i) a true and complete copy of the resolutions duly and validly adopted by the Boards of Directors of Purchaser and Margo and by the managers of Purchaser Subsidiary, as applicable, evidencing the authorization of the execution and delivery of this Agreement and the consummation of the Contemplated Transactions, (ii) the names and signatures of the officers of Purchaser and Margo and Purchaser Subsidiary, as applicable, authorized to sign this Agreement and the other documents to be delivered hereunder and (iii) a true and complete copy of the certificate of incorporation and bylaws of Purchaser and of the certificate of formation and limited liability company agreement of Purchaser Subsidiary.

         8.15 LOCK UP AGREEMENT. Each Person who is the holder of 5% or more of the Purchaser Common Stock immediately prior to the Effective Time shall have executed and delivered to Purchaser a Lock Up Agreement in the form of EXHIBIT E to this Agreement (the "Margo Lockup Agreement") pursuant to which each such Person agrees not to dispose of such shares until four months after the Effective Time; PROVIDED however that (i) Michael J. Spector and Margaret D. Spector shall be entitled to pledge their shares of Purchaser Common Stock to a unaffiliated lender for purposes of financing the Asset Sale, and (ii) up to 30,000 shares of Purchaser Common Stock owned by Margaret Spector shall be excluded from the lock-up; and FURTHER PROVIDED, that such a lender shall not be subject to the provisions of the Lock Up Agreement.

         8.16 RELEASE OF CLAIMS. Michael J. Spector and Margaret D. Spector (collectively, the "Spectors") and Margo Nursery Farms Inc. ("Margo Farms") shall have executed and delivered a release in form and substance reasonably acceptable to iTract (the "Spector Release"), pursuant to which each of the Spectors and Margo Farms shall release Margo, Purchaser, iTract, ICES and their respective affiliates from any and all liability to them arising from the occupancy by Margo or its Subsidiaries of the nursery farm located at Vega Alta, Puerto Rico leased by the Spectors to Margo

Nursery Farms, Inc. under the Lease Agreement between Margo Nursery Farms, Inc. and the Spectors (the "Spector Lease Agreement").

         8.17 INDEMNIFICATION BY SPECTOR. Michael J. Spector and Margo Farms (if the sale of the Nursery Business Assets is made to Michael Spector or any Person affiliated with or related to Michael Spector) shall have executed and delivered an indemnification agreement in form and substance reasonably acceptable to iTract (the "Spector Indemnification Agreement"), pursuant to which Michael Spector and Margo Farms shall, jointly and severally, agree to indemnify Purchaser, iTract, ICES and their respective affiliates for any liability or claim arising from a breach of the representations and warranties set forth in Sections 5.10(b) and (c) of this Agreement; provided, that such indemnification agreement shall not incorporate the references in Section 5.10(b) and (c) relating to knowledge of Margo and materiality and shall exclude any exceptions referred to in Schedule 5.10(b).

         8.18 NASDAQ LISTING. The Purchaser Shares shall be listed on the Nasdaq Small Cap Market.

         8.19 PUERTO RICO RULING. Margo shall have received a ruling from the Puerto Rico Department of the Treasury confirming that the Reincorporation Merger qualifies as a tax free reorganization under the P.R. Internal Revenue Code.

         8.20 OTHER RELEASES. Margo shall have received releases, in form and substance reasonably acceptable to iTract, with respect to the release of Margo by the appropriate third parties with respect to any and all liabilities or claims which may arise under the agreements listed on Schedule 8.20 hereto.

9.       FURTHER AGREEMENTS OF THE PARTIES.
         ---------------------------------

         9.1 EXPENSES. The Parties shall each bear their own respective expenses incurred in connection with this Agreement and the Contemplated Transactions, except as otherwise specifically provided herein.

         9.2      ACCESS PRIOR TO THE CLOSING.
                  ---------------------------

                  (a) Between the date of this Agreement and the Effective Time, each Party (the "REQUESTING PARTY") may from time to time request any of the other Parties (the "REQUESTED PARTY"), upon reasonable notice to the Requested Party, (i) to give the Requesting Party and its authorized representatives full and complete access to all properties, personnel, facilities and offices of the Requested Party and to the books and records of the Requested Party (and permit the Requesting Party to make copies thereof), (ii) to permit the Requesting Party to make inspections thereof, (iii) to cause the officers and employees of, and consultants to, the Requested Party to furnish the Requesting Party with all financial information and operating data and other information with respect to the business and properties of the Requesting Party and to discuss with the Requesting Party and its authorized representatives the affairs of the Requested Party.

                  (b) Between the date of this Agreement and the Effective Time, each of the Parties shall use reasonable efforts to cause their respective Affiliates, officers, directors, employees, auditors, attorneys, consultants, advisors and agents, to treat as confidential and hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of Law, and after prior written notice to the other Party, all confidential information of iTract or Margo or Purchaser, as the case may be, furnished to Margo or Purchaser by iTract or to iTract by Margo or Purchaser, as the case may be, or any of their respective representatives in connection with the Contemplated Transactions and will not release or disclose such confidential information to any other Person, except their respective auditors, attorneys, financial advisors and other consultants, agents and advisors in connection with the consummation of the Contemplated Transactions. If the Closing does not occur (i) such confidence shall be maintained by the Parties and each Party shall use reasonable efforts to cause its officers, directors, Affiliates and such other Persons to maintain such confidence, except to the extent such information comes into the public domain (other than as a result of an action by such Party, its officers, directors or such other persons in contravention of this Agreement), (ii) each Party shall and shall use reasonable efforts to cause its officers, directors, Affiliates and such other Persons to refrain from using any of such confidential information except in connection with this Agreement, and (iii) upon the request of any Party, the other Party shall promptly return to the requesting Party any written materials remaining in its possession, which materials it has received from the requesting Party, or their respective representatives.

         9.3 PUBLICITY. Between the date of this Agreement and the Effective Time, except to the extent required by Law or the rules of the Nasdaq, none of the Parties shall, and none of them shall permit any Affiliate to, issue any press release or public announcement of any kind concerning, or otherwise publicly disclose, the Contemplated Transactions without the consent of the other; and in the event any such public announcement, release or disclosure is required by Law or the rules of the Nasdaq, the Parties will consult prior to the making thereof and use their best efforts to agree upon a mutually satisfactory text.

         9.4 CONDUCT OF BUSINESS OF iTRACT. Except as expressly permitted by this Agreement, between the date of this Agreement and the Effective Time, iTract shall conduct its business only in the manner currently conducted and currently proposed to be conducted, and use all its reasonable efforts to preserve intact its present business organization and employees and to preserve the goodwill of Persons having business relations with iTract. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, between the date of this Agreement and the Effective Time, iTract shall pay accounts payable on a reasonable basis and pay and perform other obligations of the business of iTract when they become due and payable in the ordinary course of business, or when required to be performed, as the case may be, and shall not:

                           (i) amend its certificate of formation in an adverse
manner;

                           (ii) organize any Subsidiary or acquire any capital
stock or other equity securities of any Person or any equity or ownership interest in any business;

                           (iii) incur any debt or liabilities of any kind other
than in the ordinary course of business or in furtherance of the iTract Merger and the Contemplated Transactions;

                           (iv) grant or extend any power of attorney other than
in the ordinary course of business which does not affect the material part of iTract business;

                           (v) fail to keep in full force and effect insurance
comparable in amount and scope of coverage to insurance now carried by it;

                           (vi) split, combine or reclassify its outstanding
membership interests or declare, certify or pay any dividend or distribution payable in cash, stock, property or otherwise, spin off any assets or business, sell any assets or business, effect any extraordinary corporate transaction in which iTract retains all the proceeds from such sale, engage in any transaction for the purpose of effecting any recapitalization or engage in any transaction or series of related transactions which have a similar effect on any of the foregoing;

                           (vii) sell, pledge, dispose of or agree to issue,
sell or dispose of any additional interests or any options, warrants or rights of any kind, to acquire any interest in other securities, or any debt or securities convertible into or exchangeable for such membership interests or modify or amend the terms and conditions of any of the foregoing, PROVIDED, HOWEVER, that iTract may issue interests upon exercise of outstanding iTract Options, and PROVIDED FURTHER iTract may issue additional iTract Options and additional iTract Units if such options and units shall be converted into Purchaser Options or Purchaser Common Stock at the Effective Time under Article 2 of this Agreement;

                           (viii) redeem, purchase, acquire or offer to purchase
or acquire any interests other than as required by the Operating Agreement for iTract,

                           (ix) make any acquisition of any assets or businesses
other than purchases of assets in the ordinary course of business;

                           (x) promptly advise Margo and Purchaser in writing of
any Material Adverse Effect with respect to iTract;

                           (xi) take any action which would jeopardize the
treatment of the Merger as an exchange within the meaning of Section 351 of the Code; or

                           (xii) agree or otherwise commit, whether in writing
or otherwise, to do, or take any action or omit to take any action that would result in, any of the foregoing.

         9.5 CONDUCT OF BUSINESS OF MARGO, PURCHASER AND PURCHASER SUBSIDIARY. Except as expressly permitted by this Agreement, between the date of this Agreement and the Effective Time, Margo (and Purchaser following the Reincorporation Merger) shall conduct its business only in the ordinary course in substantially the same manner as heretofore conducted, and, other than with respect to its efforts to effect the Reincorporation Merger and the Asset Sale, use all its reasonable efforts to preserve intact its present business organization and employees and to preserve the goodwill of Persons having business relations with Margo and its Subsidiaries. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, and except in connection with effecting the Reincorporation Merger in accordance with Section 6.1, between the date of this Agreement and the Effective Time, Margo, Purchaser and Purchaser Subsidiary shall pay accounts payable and pay and perform other obligations of their businesses when they become due and payable in the ordinary course of business consistent with past practice, or when required to be performed, as the case may be, and each of them shall not:

                           (i) amend its articles or certificate of
incorporation or bylaws (except to include such provisions in Purchaser's By-laws as is consistent with Section 9.11.);

                           (ii) organize any Subsidiary or acquire any capital
stock or other equity securities of any Person or any equity or ownership interest in any business;

                           (iii) incur any debt or liabilities of any kind other
than in the ordinary course of business or in furtherance of the iTract Merger and the Contemplated Transactions;

                           (iv) grant or extend any power of attorney other than
in the ordinary course of business which does not affect a material part of Margo's business;

                           (v) fail to keep in full force and effect insurance
comparable in amount and scope of coverage to insurance now carried by it;

                           (vi) (i) split, combine or reclassify its outstanding
capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (ii) spin-off any assets or businesses, sell any assets or businesses or effect any extraordinary corporate transaction (excluding the Asset Sale), in which Margo or Purchaser, as the case may be, retains all of the proceeds from such sale, (iii) engage in any transaction for the purpose of effecting a recapitalization, or (iv) engage in any transaction or series of related transactions which as a similar effect to any of the foregoing;

                           (vii) sell, pledge or dispose of, or agree to issue,
sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its capital stock of any class, or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing, PROVIDED, HOWEVER, that Margo may issue shares upon exercise of outstanding Margo Options;

                           (viii) (i) redeem, purchase, acquire or offer to
purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities, (ii) take any action (either before or after the Effective Time) which would jeopardize the treatment of the Merger as an exchange within the meaning of Section 351 of the Code, and (iii) make any acquisition of any assets or businesses (other than purchases of assets in the ordinary course of business);

                           (ix) promptly advise iTract in writing of any
Material Adverse Effect with respect to Margo, Purchaser or any of their Subsidiaries; or

                           (x) agree or otherwise commit, whether in writing or
otherwise, to do, or take any action or omit to take any action that would result in, any of the foregoing.

After effecting the Asset Sale, neither Margo, Purchaser or Purchaser Subsidiary will engage in or conduct any business except in connection with performing its obligations under this Agreement.

         9.6 CERTAIN ACTIONS BY MARGO. Notwithstanding the provisions of Section
9.5 of this Agreement, Margo and Purchaser shall have the right to take the following actions at any time prior to the consummation of the iTract Merger:

                  (a) Margo or Purchaser, as applicable, shall have the right to make a cash dividend to their shareholders, provided that such dividend distribution does not cause Purchaser to have less than $5,000,000 in cash and cash equivalents as of the Effective Time;

                  (b) Margo and Purchaser shall have the right to accelerate the vesting of all Margo Options which are currently outstanding; (provided that such Margo Options shall be included in the calculation of the Merger Consideration under Section 2.4);

                  (c) Margo and Purchaser shall have the right to grant additional Margo Options in such amounts and on such terms as may be approved by the Board of Directors of Margo or Purchaser, PROVIDED that any such additional Margo Options shall be included in the calculation of the Merger Consideration under Section 2.4;

                  (d) Margo and Purchaser shall have the right to authorize the modification of the terms of the Spector Lease Agreement.

                  (e) Margo and Purchaser shall have the right to authorize Margo Nursery Farms, Inc., to enter into employment agreements with its key executives, so long as neither Margo nor Purchaser shall have any liability under such employment agreements on or after the Effective Time;

                  (f) Margo and Purchaser shall have the right to authorize a payment of bonuses to the employees of Margo, Purchaser and their Subsidiaries PROVIDED that such bonuses do not cause Purchaser to have less than $5,000,000 in cash and cash equivalents at the Effective Time; and FURTHER PROVIDED that neither Margo nor Purchaser shall have any liability for such bonuses on or after the Effective Date.

         9.7 FURTHER ASSURANCES. Following the Closing, the Parties shall use commercially reasonable efforts to cause each of their Affiliates, from time to time, to execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the other Party, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the Contemplated Transactions.

         9.8 EXCLUSIVITY. Through the earlier of the Effective Time or the date of termination of this Agreement pursuant to Article 10 hereof, none of the Parties shall (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any Person relating to (x) any business combination with respect to iTract, Margo or Purchaser; or (y) other then with respect to the Asset Sale in the manner contemplated by this Agreement, the sale of a material portion of the assets and/or capital stock of such Party (an "ALTERNATIVE TRANSACTION"), (ii) enter into or participate in any negotiations, nor initiate any discussions or continue any discussions initiated by others, regarding any Alternative Transaction, or furnish to any other person any information with respect to the assets or business of iTract for the purposes of pursuing a possible Alternative Transaction with any other party, or (iii) otherwise participate in, assist, facilitate or encourage any effort or attempt by any other Person to do any of the foregoing. None of the Parties shall authorize their investment bankers or other advisors to violate the provisions of this paragraph and shall use reasonable efforts to prevent their investment bankers or other advisors from violating the provisions of this paragraph.

         9.9 CONSENTS: REGULATORY APPROVAL. Each Party will use commercially reasonable efforts to obtain all Approvals from Persons or Governmental Bodies in order to permit the consummation of the Contemplated Transactions.

         9.10 REGISTRATION RIGHTS FOR PRINCIPAL SHAREHOLDERS. At the Effective Time, Purchaser shall enter into a registration rights agreement in the form of EXHIBIT D to this Agreement, pursuant to which Purchaser shall agree to register shares of Purchaser Common Stock held by persons who were affiliates of Margo and Purchaser immediately prior to the Effective Time, and the shares of Purchaser Common Stock issued directly to Henry Kauftheil in exchange for the iTract Units held by him as of the date of this Agreement.

         9.11 INDEMNIFICATION OF FORMER DIRECTORS AND OFFICERS OF MARGO, PURCHASER AND THEIR AFFILIATES.

                  (a) From and after the Effective Time, Purchaser shall indemnify and hold harmless each present and former officer and director of Margo, Purchaser, Purchaser Subsidiary and the other Subsidiaries of Margo prior to the Effective Time (the "INDEMNIFIED PARTIES"), against all claims, losses, liabilities, damages, judgments, fines, fees, costs and expenses, including without limitation, attorney's fees and disbursements (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including without limitation this Agreement and the Contemplated Transactions) whether asserted or claimed prior to, at or prior to the Effective Time, to the fullest extent permitted under the Certificate of Incorporation and Bylaws of Margo or Purchaser, as the case may be, as in effect immediately prior to the consummation of the Reincorporation Merger, including provisions relating to advances and expenses incurred in the defense of any claim, actions, suit, proceeding or investigation. Without limiting the foregoing, in the event that any claim, action, suit or proceeding or investigation is brought against the Indemnified Party (whether arising before or after the Effective Time), the Indemnified Party may retain counsel satisfactory to such Indemnified Party and reasonably satisfactory to Purchaser and Purchaser shall advances the fees and expenses of such counsel for the Indemnified Party in accordance with the Certificate of Incorporation or Bylaws of the Purchaser in effect immediately prior to the consummation of the iTract Merger, provided that as a condition to the advance of expenses, the indemnified party must execute an undertaking to reimburse Purchaser if indemnified party is ultimately determined not to be entitled to indemnity.

                  (b) In the event that the Purchaser or any of its successors or assigns (i) consolidates with, or merges into another person and shall be not the continuing or surviving corporation of such consolidation or merger or (ii) transfers or conveys all or substantially all of its property assets to any person, then, in any such case, to the extent necessary to effectuate the purposes of this Section 9.11, proper provision shall be made so that the successors and assigns of Purchaser shall succeed to the obligations set forth in this Section 9.11.

         9.12 AMENDING SCHEDULES. From time to time prior to the Closing, the Parties shall promptly supplement or amend the Schedules to this Agreement with respect to any matter arising after the date of this Agreement which, if EXISTING or occurring at the date of this Agreement, would have been required to have been set forth in the Schedules to this Agreement. Such supplement or amendment shall have the effect of curing any related misrepresentation or breach of warranty made in connection with the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that if such misrepresentation or breach is material, each Party shall have a commercially reasonable period of time following receipt of any supplemented or amended Schedules to elect (i) to terminate this Agreement without any further liability to the Parties or (ii) in such non-amending Party's sole discretion, to waive such breach and consummate the transactions contemplated by this Agreement.

         9.13 CAPITALIZATION OF CERTAIN EXPENSES. iTract shall, prior to the Effective Time, convert all of the amounts payable by iTract to ICES and its Affiliates as of February 29, 2000 into capital contributions to iTract (or otherwise arrange to release iTract from such liabilities), PROVIDED, HOWEVER, that the amount of $525,000 (plus interest) payable by iTract to Core Active ACG LLC on demand, may remain as a liability of iTract. iTract acknowledges that the amounts to be converted to capital contributions (or released) include, without limitation, the (a) $100,000 payable to ICES, (b) $145,000 payable to TheTechDept.com, Inc. and (c) $139,000 payable to ICES.

10.      TERMINATION.
         -----------

         10.1 TERMINATION PROCEDURES. This Agreement may be terminated before the Effective Time only as follows:

                  (a) by written agreement of all of the Parties at any time;

                  (b) by Margo or Purchaser, by notice to iTract, if satisfaction of any of the conditions to Purchaser's or Purchaser Subsidiary's obligations set forth in Section 7 becomes impossible, and such condition has not been waived by Margo and Purchaser or (y) has not occurred by August 15, 2000 (subject to up to a sixty (60) day extension if the Registration Statement has not been declared effective by the SEC and the Parties are using their best efforts to cause such effectiveness), in either case other than as a result of a material breach or default of Purchaser, Margo or Spector;

                  (c) by iTract, by notice to Margo and Purchaser, if satisfaction of any of the conditions to iTract's obligations set forth in
Section 8 becomes impossible, and such condition has not been waived by iTract or (y) has not occurred by August 15, 2000 (subject to up to a sixty (60) day extension if the Registration Statement has not been declared effective by the SEC and the Parties are using their best efforts to cause such effectiveness), in either case other than as a result of the breach or default by iTract;

                  (d) by Purchaser or Margo, by notice to iTract, if iTract has breached this Agreement in any material respect and such breach has not been cured within 10 days after written notice from Margo or Purchaser to iTract; or

                  (e) by iTract, by notice to Margo and Purchaser if either of them have breached this Agreement in any material respect, and such breach has not been cured within 10 days after written notice from iTract to Margo and Purchaser.

         10.2 EFFECT OF TERMINATION. In the event that this Agreement is terminated pursuant to Section 10.1, this Agreement shall terminate without any liability or further obligation of any Party (other than the obligations of the Parties under Sections 9.1 and 9.2), except that: (i) in the event of the termination of this Agreement by Margo or Purchaser under Section 10.1(d), iTract and ICES shall be jointly and severally obligated to reimburse Margo and Purchaser for all out-of-pocket expenses incurred by Margo and Purchaser in connection with this Agreement and the Contemplated Transactions, up to a maximum of $100,000; and (ii) in the event of the termination of this Agreement by iTract under Section 10.1(e), Margo and Purchaser shall be jointly and severally obligated to reimburse iTract for all out-of-pocket expenses incurred by iTract incurred in connection with this Agreement and the Contemplated Transactions, up to a maximum of $100,000; and (iii) none of the parties shall be released from liability for any intentional misrepresentation or fraud.

11.      MISCELLANEOUS.
         -------------

         11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations, warranties, covenants and agreements of the Parties set forth in this Agreement and in any certificate delivered pursuant to this Agreement shall expire as of the Effective Time, other than the covenants and agreements contained in Article 2 and Sections 6.1, 6.8, 9.7, 9.10, 9.11 and
Article 11.

         11.2 ENTIRE AGREEMENT. This Agreement contains, and is intended as, a complete statement of all of the terms and the arrangements between the Parties with respect to the matters provided for, supersede any previous agreements and understandings between the Parties with respect to those matters and cannot be changed or terminated orally. No Party makes, and each Party hereby expressly disclaims reliance upon, any representations or warranties with respect to the Contemplated Transactions other than as expressly set forth in this Agreement.

         11.3 SEVERABILITY. In the event that a court of competent jurisdiction shall finally determine that any provision of this Agreement or any portion thereof is unlawful or unenforceable, such provision or portion thereof that is not invalidated by such determination shall remain in full force and effect. To the extent that a provision is deemed unenforceable by virtue of its scope but may be made enforceable by limitation thereof, such provision shall be enforceable to the fullest extent permitted under the laws and public policies of the state whose laws are deemed to govern enforceability.

         11.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed therein without giving effect to conflicts of law principles.

         11.5 HEADINGS. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the Agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. All references in this Agreement to Sections, Schedules and Exhibits are to sections, schedules and exhibits to this Agreement, unless otherwise indicated.

         11.6 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered by hand, (b) transmitted by facsimile (and confirmed by return facsimile), or (c) delivered, if sent by Express Mail, Federal Express or other express delivery service, or registered or certified mail, return receipt requested, to the addressee at the following addresses or telecopier numbers (or to such other addresses, or telecopier number as a party may specify by notice given to the other party pursuant to this provision):

                  If to Margo, Purchaser or Purchaser Subsidiary to:

                  Margo Caribe, Inc.
                  Carretera 690, KM 5.8
                  Vega Alta, Puerto Rico  00692
                  ATTENTION:  Michael Spector
                  ---------
                  Facsimile No.:  (787) 883-3244

                  with copies to:

                  Shutts & Bowen LLP
                  201 South Biscayne Boulevard
                  Suite 1600
                  Miami, Florida  33131
                  ATTENTION:  Alfred G. Smith, II, Esq.
                  ---------
                  Facsimile No.:  (305) 381-9982

                  and

                  Pietrantoni Mendez & Alvarez LLP

                  209 Avenida Munoz Rivera
                  San Juan, Puerto Rico  00918
                  ATTENTION:  Ignacio Alvarez, Esq.
                  ---------
                  Facsimile No.:  (787) 274-1470

                  If to iTract, Surviving LLC or ICES, to:

                  iTract, LLC
                  18 West 18th Street
                  New York, New York 10011
                  ATTENTION: Henry Kauftheil
                  ---------
                  Facsimile No.: (212) 647-0535

                  with copies  to:

                  Mordy Gelber, Esq.
                  18 West 18th Street
                  New York, New York 10011
                  Facsimile No.: (212) 647-8921

                  and

                  Kronish Lieb Weiner & Hellman LLP
                  1114 Avenue of the Americas
                  New York, New York  10036
                  ATTENTION:  Alison Newman, Esq.
                  ---------
                  Facsimile No.:  (212) 479-6275

         11.7 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person who is not a Party, except for
(i) the rights of the Indemnified Parties under Section 9.11 of this Agreement;
(ii) the rights of the holders of the iTract Options and Margo Options under Sections 2.5 and 6.1(b); and (iii) the rights of the shareholders of Margo and Henry Kauftheil under Section 9.10. No assignment of this Agreement or of any rights or obligations hereunder may be made by the Parties and any such attempted assignment shall be void.

         11.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.9 AMENDMENT AND WAIVER. This Agreement may be amended, or any provision of this Agreement may be waived, provided that such amendment or waiver will be binding on a Party only if such amendment or waiver is set forth in a writing executed by such Party. The waiver of any

Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

         11.10    DISPUTE RESOLUTION.
                  ------------------

                  (a) The Parties agree to attempt initially to solve all claims, disputes or controversies arising under, out of or in connection with this Agreement by conducting good faith negotiations. If the Parties are unable to settle the matter between themselves, the matter shall thereafter be resolved by alternative dispute resolution, starting with mediation and including, if necessary, a final and binding arbitration.

                  (b) Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Parties. The Party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. During such period, the Parties shall make good faith efforts to amicably resolve the dispute without arbitration. Any arbitration hereunder shall be conducted under the rules of the American Arbitration Association. Each such arbitration shall be conducted by a panel of three arbitrators with one arbitrator being appointed by Margo (or by Purchaser if the Reincorporation Merger shall have been previously effected), one arbitrator shall be appointed by iTract and the third shall be appointed by the American Arbitration Association.

                  (c) Any such arbitration shall be held in New York, New York. The arbitrators shall have the authority to grant specific performance. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred under this Agreement or by the applicable statute of limitations.

            [The remainder of this page is intentionally left blank.]

                  IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first-above written.

                                            MARGO CARIBE, INC.

                                            By: /s/ Michael J. Spector
                                               -----------------------------
                                                  Name: Michael J. Spector
                                                  Title: President and
                                                         Chief Executive Officer

                                            iTRACT, LLC

                                            By: /s/ Henry Kaufthiel
                                               -----------------------------
                                                  Name: Henry Kaufthiel
                                                  Title: Manager


                                            iTRACT ACQUISITION COMPANY, LLC,


                                            By: /s/ Michael J. Spector
                                               -----------------------------
                                                  Name: Michael J. Spector
                                                  Title:


                                            iTRACT, INC.

                                            By: /s/ Michael J. Spector
                                               -----------------------------
                                                  Name: Michael J. Spector
                                                  Title:


                                            INTERNATIONAL COMMERCE EXCHANGE
                                            SYSTEMS, INC.

                                            By: /s/ Henry Kaufthiel
                                               -----------------------------
                                                  Name: Henry Kaufthiel
                                                  Title: Chairman

                                LIST OF SCHEDULES

                          MARGO/ITRACT MERGER AGREEMENT

ITRACT SCHEDULES
Schedule 4.2(a)            Outstanding subscriptions, options, rights, warrants, etc.
Schedule 4.2(b)            Ownership of iTract Units.
Schedule 4.5               iTract Approvals
Schedule 4.6(a)            iTract Financial Statements
Schedule 4.6(c)            Changes in business, operations or financial conditions of iTract
Schedule 4.7(b)            Exceptions to Ownership of Properties; Permitted Encumbrances
Schedule 4.8               Leases
Schedule 4.9               Intellectual Property
Schedule 4.11              Tax Returns not timely filed by iTract
Schedule 4.12              Material adverse changes, etc.
Schedule 4.13              Employee benefit plans
Schedule 4.14              Insurance Policies
Schedule 4.15              Material Contracts
Schedule 4.17(a)           iTract Licenses
Schedule 4.17(b)           Environmental Matters
Schedule 4.18              Brokers
Schedule 5.1               Subsidiaries of Margo Caribe, Inc.
Schedule 5.2(a)            List of Outstanding Options of Margo
Schedule 5.2(b)            List of Outstanding Options of Purchaser
Schedule 5.4               Conflicts with Other Agreements
Schedule 5.5               Margo Approvals
Schedule 5.6(a)            List of all State, Local and Foreign Jurisdictions in which
                           Margo and Subsidiaries have filed Tax Returns
Schedule 5.6(b)            Taxes Being Contested by Tax Affiliates
Schedule 5.6(l)            Debt Instruments Reported Under the Installment Method
Schedule 5.6(n)            Material Tax Elections as of the Date of Merger
Schedule 5.6(v)            Joint Ventures, Partnership and Other Similar Arrangements
Schedule 5.7(c)            Material Adverse Changes Since December 31, 1999
Schedule 5.7(d)            Reports not filed under the Exchange Act since December 31, 1995
Schedule 5.8               List of Certain Material Adverse Changes or Events or other Events
                           Outside the Ordinary Course of Business
Schedule 5.9(a)            Employee Benefits Plans
Schedule 5.9(c)            Severance Payments
Schedule 5.10(a)           Material Failure to Comply with Applicable Law
Schedule 5.10(b)           Environmental Law Violations
Schedule 5.12              Pending Litigation
Schedule 5.14              Brokers or Finders
Schedule 8.20              Other Releases

                                   EXHIBITS:

Exhibit A       Form of Certificate of Merger merging iTract Acquisition
                Company, LLC into iTract, LLC
Exhibit B       Limited Liability Company Agreement of iTract, LLC following the merger
Exhibit C       Spectors Voting Agreement
Exhibit D       iTract Lock-Up Agreement
Exhibit E       Margo Lock-Up Agreement
Exhibit F       Registration Rights Agreement